News Release

Tutor Perini Reports Second-Quarter Results

•	Revenue of $1.3 billion, up 21% compared to $1.1 billion in Q2 2014
•	Backlog stable at $7.7 billion compared to $7.8 billion in Q2 2014

SYLMAR, California – (BUSINESS WIRE) – August 6, 2015 – Tutor Perini Corporation (NYSE: TPC) (the “Company”), a leading civil and building construction company, today reported results for the second quarter of 2015.

Second-Quarter and Six-Month Results

Revenues were $1,312.4 million and $2,378.9 million for the three and six months ended June 30, 2015 compared to $1,084.5 million and $2,039.7 million for the same periods in 2014. Income from construction operations was $30.9 million and $51.0 million for the three and six months ended June 30, 2015 compared to $65.4 million and $106.9 million for the same periods in 2014. Net income for the three and six months ended June 30, 2015 was $11.8 million and $16.9 million compared to $28.5 million and $44.5 million for the same periods in 2014. Basic and diluted earnings per share (EPS) were both $0.24 for the three months ended June 30, 2015 compared to basic and diluted EPS of $0.59 and $0.58 for the same period in 2014. Basic and diluted EPS were $0.35 and $0.34 for the six months ended June 30, 2015 compared to basic and diluted EPS of $0.92 and $0.91 for the same period in 2014.

The most significant revenue drivers in the second quarter were increased activity in the New York area on the JFK runway reconstruction project, the MTA East Side Access CM006 project, the Hudson Yards platform, and various electrical and mechanical projects, as well as increased activity on various bridge projects in the Midwest, the Scarlet Pearl Casino Resort in Mississippi, two confidential technology building projects in California, and the San Diego Courthouse project also in California. Revenue this quarter was impacted by a further delay on the Alaskan Way Viaduct project in Seattle associated with tunnel boring machine repairs and a slow start to the California High-Speed Rail project.

Net income for the second quarter was negatively impacted by a significant loss on the Hudson Yards 52-story Tower C concrete project. This loss, which amounted to an $8.7 million reduction in net income and a corresponding $0.17 reduction in diluted EPS for the second quarter of 2015, was the first major loss for Tutor Perini on a fixed-price contract in the past 20 years. In addition, decreased activity this year on the Alaskan Way Viaduct project contributed to the decrease in net income. The loss was partially offset by positive contributions from the increased revenue drivers mentioned above, particularly the JFK runway project.

At June 30, 2015, working capital was $1,158.7 million, an increase of $44.7 million from $1,114.0 million at December 31, 2014. The Company believes its financial position and available borrowing under existing credit arrangements are sufficient to support the Company’s current backlog and anticipated new work.

Backlog Stable at $7.7 Billion

The backlog of uncompleted construction work at June 30, 2015 remained stable at $7.7 billion, a decrease of $0.1 billion from $7.8 billion reported at both June 30, 2014 and March 31, 2015. New awards and adjustments to contracts in process totaled approximately $1.3 billion in the second quarter of 2015. Significant additions to backlog in the second quarter included $455 million of initial funding for a technology research and development facility project and $72 million of incremental funding for a biotechnology facility project, both in California, and three electrical projects totaling $97 million in New York.

Outlook and Guidance

“Our second-quarter results were highlighted by strong revenue growth and stable backlog which were balanced by lower-than-expected operating income largely due to the significant loss on the Hudson Yards Tower C concrete project,” remarked Ronald Tutor, Chairman and Chief Executive Officer. Tutor continued, “Our strong revenue growth this quarter reflects a continued healthy end market environment. We expect improved performance later this year when tunneling work is anticipated to resume on the Alaskan Way Viaduct project and as our work increases on the California High-Speed Rail and other large projects. Furthermore, I remain confident in our long-term growth trajectory based on our strong backlog and level of pending awards.”

Based on the year-to-date results and the outlook for the remainder of the year, the Company is maintaining its fiscal 2015 guidance for revenue in the range of $5.0 billion to $5.5 billion. However, due to the loss on the Hudson Yards Tower C concrete project and delays on the Alaskan Way Viaduct project, the Company is reducing its fiscal 2015 diluted EPS guidance to a range of $1.90 to $2.10. In addition, the Company expects to favorably resolve certain settlements and legal proceedings by the end of this year, which may enable it to achieve the low end of its previous EPS guidance.

Second-Quarter Conference Call

The Company will host a conference call at 2:00 PM Pacific Time on Thursday, August 6, 2015, to discuss the second-quarter results. To participate in the conference call, please dial 877-407-8293 five to ten minutes prior to the scheduled time. International callers should dial +1-201-689-8349.

The conference call will be webcasted live over the internet and can be accessed on Tutor Perini's website at www.tutorperini.com. To listen to the webcast, please visit Tutor Perini's website at least fifteen minutes prior to the start of the call to register, download, and install any necessary software. For those unable to participate during the live call, the webcast will be available for replay shortly after the call on Tutor Perini's website.

About Tutor Perini Corporation

Tutor Perini Corporation is a leading civil and building construction company offering diversified general contracting and design-build services to private clients and public agencies throughout the world. We have provided construction services since 1894 and have established a strong reputation within our markets by executing large complex projects on time and within budget while adhering to strict quality control measures. We offer general contracting, pre-construction planning, and comprehensive project management services, including the planning and scheduling of the manpower, equipment, materials, and subcontractors required for a project. We also offer self-performed construction services including excavation, concrete forming and placement, steel erection, electrical and mechanical services, plumbing, and HVAC. We are known for our major complex building project commitments as well as our capacity to perform large and complex transportation and heavy civil construction for government agencies and private clients throughout the world.

The statements contained in this Release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including without limitation, statements regarding the Company’s expectations, hopes, beliefs, intentions or strategies regarding the future and statements regarding future guidance or estimates and non-historical performance. These forward-looking statements are based on the Company’s current expectations and beliefs concerning future developments and their potential effects on the Company. The Company’s expectations, beliefs and projections are expressed in good faith and the Company believes there is a reasonable basis for them. There can be no assurance that future developments affecting the Company will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of the Company) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, the Company's ability to successfully and timely complete construction projects; the Company’s ability to win new contracts and convert backlog into revenue; the Company’s ability to realize the anticipated economic and business benefits of its acquisitions and its strategy to assemble and operate a Specialty Contractors business segment; the potential delay, suspension, termination, or reduction in scope of a construction project; the continuing validity of the underlying assumptions and estimates of total forecasted project revenue, costs and profits and project schedules; the outcomes of pending or future litigation, arbitration or other dispute resolution proceedings; the availability of borrowed funds on terms acceptable to the Company; the ability to retain certain members of management; the ability to obtain surety bonds to secure its performance under certain construction contracts; possible labor disputes or work stoppages within the construction industry; changes in federal and state appropriations for infrastructure projects and the impact of changing economic conditions on federal, state and local funding for infrastructure projects; possible changes or developments in international or domestic political, social, economic, business, industry, market and regulatory conditions or circumstances; and actions taken or not taken by third parties, including the Company’s customers, suppliers, business partners, and competitors and legislative, regulatory, judicial and other governmental authorities and officials; and other risks and uncertainties discussed under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2014 filed with the Securities and Exchange Commission on February 26, 2015. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Contact:

Tutor Perini Corporation
Jorge Casado, 818-362-8391
Vice President, Investor Relations & Corporate Communications

www.tutorperini.com

Tutor Perini Corporation
Consolidated Condensed Balance Sheets (Unaudited)
(in thousands, except par value)

	June 30, 2015	December 31, 2014
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$106,917	$135,583
Restricted cash	39,493	44,370
Accounts receivable, including retainage	1,553,514	1,479,504
Costs and estimated earnings in excess of billings	816,480	726,402
Deferred income taxes	17,952	17,962
Other current assets	103,243	68,735
Total current assets	2,637,599	2,472,556

Property and equipment, net	537,833	527,602

Goodwill	585,006	585,006
Intangible assets, net	98,368	100,254
Other	84,830	87,897

Total assets	$3,943,636	$3,773,315

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Current maturities of long-term debt	$86,101	$81,292
Accounts payable, including retainage	963,230	798,174
Billings in excess of costs and estimated earnings	263,400	319,296
Accrued expenses and other current liabilities	166,198	159,814
Total current liabilities	1,478,929	1,358,576

Long-term debt, less current maturities	806,652	784,067
Deferred income taxes	150,193	150,371
Other long-term liabilities	113,284	114,796
Total liabilities	2,549,058	2,407,810

CONTINGENCIES AND COMMITMENTS

STOCKHOLDERS’ EQUITY:
Preferred stock, $1 par value:
Authorized – 1,000,000 shares
Issued and outstanding – none	—	—
Common stock, $1 par value:
Authorized – 75,000,000 shares
Issued and outstanding – 49,069,589 shares and 48,671,492 shares	49,070	48,671
Additional paid-in capital	1,039,425	1,025,941
Retained earnings	349,414	332,511
Accumulated other comprehensive loss	(43,331)	(41,618)
Total stockholders' equity	1,394,578	1,365,505

Total liabilities and stockholders' equity	$3,943,636	$3,773,315

Tutor Perini Corporation
Consolidated Condensed Statements of Operations (Unaudited)
(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014

Revenues	$1,312,438	$1,084,510	$2,378,903	$2,039,743

Cost of operations	1,213,818	954,979	2,189,524	1,804,865

Gross profit	98,620	129,531	189,379	234,878

General and administrative expenses	67,739	64,088	138,414	127,938

INCOME FROM CONSTRUCTION OPERATIONS	30,881	65,443	50,965	106,940

Other income (expense), net	100	(6,974)	(655)	(10,347)
Interest expense	(10,989)	(10,857)	(22,113)	(21,688)

Income before income taxes	19,992	47,612	28,197	74,905

Provision for income taxes	(8,215)	(19,067)	(11,294)	(30,421)

NET INCOME	$11,777	$28,545	$16,903	$44,484

BASIC EARNINGS PER COMMON SHARE	$0.24	$0.59	$0.35	$0.92

DILUTED EARNINGS PER COMMON SHARE	$0.24	$0.58	$0.34	$0.91

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
BASIC	49,028	48,543	48,890	48,492
Effect of dilutive stock options and restricted stock units	800	510	798	500
DILUTED	49,828	49,053	49,688	48,992

Tutor Perini Corporation
Consolidated Condensed Statements of Cash Flows (Unaudited)
(In thousands)

	Six Months Ended June 30,
	2015	2014
Cash Flows from Operating Activities:
Net income	$16,903	$44,484
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	21,434	30,078
Stock-based compensation expense	13,324	9,920
Excess income tax benefit from stock-based compensation	(162)	—
Deferred income taxes	(177)	(64)
Loss on sale of investments	—	1,786
(Gain) loss on sale of property and equipment	(313)	427
Other long-term liabilities	42	5,559
Other non-cash items	(3,259)	1,562
Changes in other components of working capital	(79,550)	(155,187)
NET CASH USED IN OPERATING ACTIVITIES	(31,758)	(61,435)

Cash Flows from Investing Activities:
Acquisition of property and equipment excluding financed purchases	(29,544)	(26,730)
Proceeds from sale of property and equipment	1,122	1,906
Proceeds from sale of available-for-sale securities	—	44,497
Change in restricted cash	4,877	(33)
NET CASH (USED BY) PROVIDED BY INVESTING ACTIVITIES	(23,545)	19,640

Cash Flows from Financing Activities:
Proceeds from debt	473,490	717,484
Repayment of debt	(446,239)	(649,282)
Business acquisition-related payments	—	(1,260)
Excess income tax benefit from stock-based compensation	162	—
Issuance of common stock and effect of cashless exercise	(776)	(1,531)
Debt issuance costs	—	(3,681)
NET CASH PROVIDED BY FINANCING ACTIVITIES	26,637	61,730

Net (Decrease) Increase in Cash and Cash Equivalents	(28,666)	19,935
Cash and Cash Equivalents at Beginning of Year	135,583	119,923
Cash and Cash Equivalents at End of Period	$106,917	$139,858

Supplemental Disclosure of Cash Paid For:
Interest	$26,148	$21,830
Income taxes	$19,717	$33,668
Supplemental Disclosure of Non-cash Transactions:
Property and equipment acquired through financing arrangements not included above	$—	$27,045

Tutor Perini Corporation
Segment Information
(in thousands)

	Reportable Segments
			Specialty				Consolidated
	Civil	Building	Contractors	Totals	Corporate		Total
Three Months Ended June 30, 2015
Total revenues	$573,360	$472,247	$326,798	$1,372,405	$—		$1,372,405
Elimination of intersegment revenues	(39,180)	(20,843)	56	(59,967)	—		(59,967)
Revenues from external customers	$534,180	$451,404	$326,854	$1,312,438	$—		$1,312,438
Income from construction operations	$46,329	$(12,592)	$13,743	$47,480	$(16,599)	(a)	$30,881

Three Months Ended June 30, 2014
Total revenues	$398,123	390,353	321,959	1,110,435	—		$1,110,435
Elimination of intersegment revenues	(7,584)	(18,341)	—	(25,925)	—		(25,925)
Revenues from external customers	$390,539	$372,012	$321,959	$1,084,510	$—		$1,084,510
Income from construction operations	$58,002	7,674	12,633	78,309	(12,866)	(a)	$65,443

	Reportable Segments
			Specialty				Consolidated
	Civil	Building	Contractors	Totals	Corporate		Total
Six Months Ended June 30, 2015
Total revenues	$966,236	$888,309	$619,816	$2,474,361	$—		$2,474,361
Elimination of intersegment revenues	(57,382)	(38,076)	—	(95,458)	—		(95,458)
Revenues from external customers	$908,854	$850,233	$619,816	$2,378,903	$—		$2,378,903
Income from construction operations	$76,923	$(14,870)	$24,267	$86,320	$(35,355)	(a)	$50,965

Six Months Ended June 30, 2014
Total revenues	$774,515	$701,668	$614,104	$2,090,287	$—		$2,090,287
Elimination of intersegment revenues	(18,820)	(31,724)	—	(50,544)	—		(50,544)
Revenues from external customers	$755,695	$669,944	$614,104	$2,039,743	$—		$2,039,743
Income from construction operations	$102,347	$9,497	$20,450	$132,294	$(25,354)	(a)	$106,940

(a) Consists primarily of corporate general and administrative expenses.

Tutor Perini Corporation
Backlog Information
(in millions)

			Revenues
			Recognized in the
	Backlog at	New Business	Three Months Ended	Backlog at
	March 31, 2015	Awarded (a)	June 30, 2015	June 30, 2015

Civil	$3,411.8	$251.0	$(534.2)	$3,128.6
Building	2,254.8	679.8	(451.4)	2,483.2
Specialty Contractors	2,121.7	342.8	(326.8)	2,137.7
Total	$7,788.3	$1,273.6	$(1,312.4)	$7,749.5

			Revenues
			Recognized in the
	Backlog at	New Business	Six Months Ended	Backlog at
	December 31, 2014	Awarded (a)	June 30, 2015	June 30, 2015

Civil	$3,563.2	$474.3	$(908.9)	$3,128.6
Building	2,187.8	1,145.6	(850.2)	2,483.2
Specialty Contractors	2,080.7	676.8	(619.8)	2,137.7
Total	$7,831.7	$2,296.7	$(2,378.9)	$7,749.5

(a) New business awarded consists of the original contract price of projects added to our backlog plus or minus subsequent changes to the estimated total contract price of existing contracts.